UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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1847 GOEDEKER INC.
(Name of Registrant as Specified in Its Charter)

PHILOTIMO FUND, LP PHILOTIMO FOCUSED GROWTH AND INCOME FUND KANEN WEALTH MANAGEMENT, LLC DAVID L. KANEN NANXI LIU DAVID MENIANE MEHRAN NIA L. WILLIAM VARNER, JR.
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Kanen Wealth Management, LLC, together with the other participants named herein (collectively, “Kanen”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of a slate of highly-qualified director nominees at the 2021 annual meeting of stockholders (the “Annual Meeting”) of 1847 Goedeker Inc., a Delaware corporation (the “Company”).

On September 9, 2021, Kanen issued the following press release:

Kanen Nominates Five Highly-Qualified Candidates for Election to the 1847 Goedeker Inc. Board at 2021 Annual Meeting

NEW YORK, New York—September 9, 2021 —Kanen Wealth Management, LLC (together with its affiliates, “Kanen”), a stockholder of 1847 Goedeker Inc. (NYSE: GOED) (“Goedeker” or the “Company”), with an ownership interest of approximately 5.5% of the Company’s outstanding common shares, today announced its nomination of five (5) highly-qualified and independent candidates for election to the Company’s Board of Directors (the “Board”) at the upcoming Annual Meeting of Shareholders (the “Annual Meeting”) scheduled for November 10, 2021.

David Kanen, the managing member of Kanen Wealth Management, stated, “We were pleased with the Company’s announcement on September 3, 2021, naming Albert Fouerti Chief Executive Officer and Ellery Roberts Executive Chairman of the Board. While this marks a positive step for the Company, we believe that Messrs. Fouerti and Roberts will require an enhanced Board with deeply relevant skillsets to support them in their pursuits of growth and value creation at the Company. The Company, itself, seems to acknowledge the need to strengthen the Board. We have nominated a slate of five highly-qualified independent directors. To be clear, we are not looking to replace either Messrs. Fouerti or Roberts. Rather, our objective in nominating this highly-qualified slate of director candidates is to ensure that a fully aligned, shareholder-minded Board is in place with directors who have directly relevant skillsets to help oversee the next phase of the Company’s transformation. We appreciate the dialogue we have had to date with management and the Board of Goedeker and remain open to continuing an open and constructive dialogue regarding a reconstitution of the Board.”

Biographies of Kanen’s Nominees (in alphabetical order):

David L. Kanen (age 55)

•	Has served as the Managing Member of Kanen Wealth Management, LLC, a registered investment advisor and as President and Portfolio Manager of Philotimo Fund, LP, a hedge fund focused on small-cap value and activist, each since 2016.
•	Mr. Kanen served as an independent advisor at Aegis Capital, Inc., a full service securities broker-dealer, from 2012 to 2016.
•	Mr. Kanen served as a retail and institutional financial advisor at A.G. Edwards & Sons, Inc., a full service securities broker-dealer, from 1992 to 2004.
•	Mr. Kanen has served on the Board of Build a Bear Workshop Inc., a global retail company, since July 2019. Previously, Mr. Kanen served on the Boards of other public companies, including BBQ Holdings, Inc. (f/k/a Famous Dave’s of America, including as Chairman of the Board from February 2019 to May 2021, and CarParts.com, Inc. (f/k/a U.S. Autoparts Network, Inc.), from January 2019 to June 2020.
•	Mr. Kanen received a B.S. in Marketing from Jacksonville University.

Nanxi Liu (age 31)

•	Chief Executive Officer and Co-Founder of Enplug, Inc., a digital signage software company, since 2012.
•	Ms. Liu has served as the Chief Financial Officer and Co-Founder of Nanoly Bioscience, Inc., a biotechnology company, since 2011 and she has served as a Partner at Xfactor Ventures, LP, a venture capital fund, since September, 2018.
•	Independent Director of CarParts.com, Inc. (f/k/a U.S. Autoparts Network, Inc.), since July 2020.
•	Ms. Liu has served as a member of the California New Motor Vehicle Board, Department of Motor Vehicles, a judicial body overseeing motor vehicle industry related disputes in the State of California, and as a Member of the Board of Advisors of Covington Capital Management, an investment advisor.
•	Ms. Liu served on the Board of Kindred Biosciences, Inc., a veterinary biopharmaceutical company, from February 2021 to August 2021.
•	Ms. Liu received her B.S. in Business Administration and B.A. in Political Economy from the University of California, Berkeley.

David Meniane (age 38)

•	Chief Operating and Financial Officer at CarParts.com, Inc. (f/k/a U.S. Autoparts Network, Inc.), since March 2019.
•	Mr. Meniane served as Executive Vice President of L.A. Libations, LLC, a start-up accelerator for consumer packaged goods companies in North America, from August 2016 to March 2019.
•	Chief Executive Officer of Victoria’s Kitchen, LLC, a specialty beverage company, from October 2011 through its acquisition by Hispanica International, Inc. in October 2017.
•	Served as Chief Financial Officer of Aflalo & Harkham Investments, a commercial real estate investment partnership, from 2012 to 2013.
•	Mr. Meniane holds a B.S. in Accounting and a M.B.T. from the University of Southern California and is a certified C.P.A.

Mehran Nia (age 56)

•	Senior Consultant for CarParts.com, Inc. (f/k/a U.S. Autoparts Network, Inc.), an e-commerce car parts company that he Co-Founded, since April 2021.
•	Prior to that, Mr. Nia served as CarParts.com, Inc.’s Chief Executive Officer and President from 1995 to 2007. In addition, Mr. Nia served on the Board of CarParts.com, Inc. from 1995 to 2007, and from May 2018 to April 2021.
•	Mr. Nia also served on the Board of Mylife.com, Inc., an e-commerce company, from 2014 to 2018.
•	Mr. Via studied biology at San Diego State University.

L. William Varner, Jr. (age 70)

•	Chief Executive Officer and on the Board at Select Interior Concepts, Inc., a distributor of interior building products, since June 2020.
•	Served as Chief Executive Officer of United Subcontractors, Inc., an installed building materials company, from July 2012 to May 2018.
•	Previously, Mr. Varner served as President and Chief Executive Officer and served on the Board of Aquilex Corporation, a specialty service provider to the energy sector, from 2004 to 2012.
•	Mr. Varner has served on the Board of Acousti Engineering Company of Florida, an Ardian portfolio company.
•	Mr. Varner has served as President for several global businesses in various equipment/component manufacturing and service industries. Previously, Mr. Varner served on the Board of Bartlett Holdings, Inc. (n/k/a BHI Energy), an industrial maintenance solutions company, from January 2011 to July 2017. Also, Mr. Varner served on the Board of The Identity Group Holdings Corporation, a signage solutions company, from March 2012 to June 2014.
•	Mr. Varner received his B.A. from The Citadel.

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About Kanen Wealth Management, LLC

Kanen Wealth Management, LLC is a Florida-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Kanen invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all stockholders.

Investor contacts:

David L. Kanen, (631) 863-3100

www.kanenadvisory.com

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Certain Information Concerning the Participants

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Kanen Wealth Management, LLC, together with the other participants named herein (collectively, “Kanen”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of stockholders of 1847 Goedeker Inc., a Delaware corporation (the “Company”).

KANEN STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Philotimo Fund, LP (“Philotimo”), Philotimo Focused Growth and Income Fund, a series of World Funds Trust, a Delaware statutory trust (“PHLOX”), Kanen Wealth Management, LLC (“KWM”), David L. Kanen, Nanxi Liu, David Meniane, Mehran Nia and L. William Varner, Jr. As of the date hereof, Philotimo directly owns 3,061,870 shares of common stock par value $0.0001 per share, of the Company (the “Common Stock”). As of the date hereof, PHLOX directly owns 500,000 shares of Common Stock. As of the date hereof, KWM may be deemed to beneficially own 5,663,736 shares of Common Stock, consisting of (i) 3,061,870 shares of Common Stock directly held by Philotimo, (ii) 500,000 shares of Common Stock directly held by PHLOX and (iii) 2,101,866 shares of Common Stock directly held by KWM. As of the date hereof, Mr. Kanen may be deemed to beneficially own 5,873,123 shares of Common Stock, consisting of (i) the 5,663,736 shares of Common Stock that may be deemed to be beneficially owned by Kanen Wealth Management, LLC (“KWM”) and (ii) 209,387 shares of Common Stock directly held by Mr. Kanen. KWM, as the general partner of Philotimo, may be deemed to beneficially own the shares of Common Stock directly held by Philotimo and as the investment manager of PHLOX, may be deemed to beneficially own the shares of Common Stock directly held by PHLOX. Mr. Kanen, as the managing member of KWM, may be deemed to beneficially own the shares of Common Stock directly held by KWM, Philotimo and PHLOX. As of the date hereof, Mr. Meniane directly owns 10,000 shares of Common Stock. As of the date hereof, Mr. Nia directly owns 664,0721 shares of Common Stock. As of the date hereof, none of Ms. Liu or Mr. Varner owns any shares of Common Stock.

1 Includes 34,072 shares of Common Stock issuable upon exercise of certain warrants owned by Mr. Nia.